UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2023

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Broadway 12th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 646 677 6770
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2023, Sio Gene Therapies Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the three proposals described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 21, 2023 and mailed to the Company’s stockholders on or about such date (the “Proxy Statement”). Effective upon the approval by the Company’s stockholders of the liquidation and dissolution of the Company (the “Dissolution”) pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which authorizes the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, each of the directors of the Company other than David Nassif, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and General Counsel, resigned in connection with the Company's dissolution. No disagreement exists between the Company and any such director on any matter relating to the Company's operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As disclosed in the Proxy Statement, as of the close of business on February 14, 2023, the record date for the Special Meeting, there were 73,975,196 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. A total of 46,470,274 shares of the Company’s common stock, representing approximately 62.82% of the shares outstanding and entitled to vote and constituting a quorum, were represented in person (virtually) or by valid proxies at the Special Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1 – Approval of the Plan of Dissolution

The Company’s stockholders approved the Dissolution of the Company pursuant to the Plan of Dissolution, which authorizes the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. The voting results are set forth in the table immediately below:

For	Against	Abstained
46,030,603	393,418	46,253

Proposal 2 - Non-binding Advisory Vote on Compensation of Named Executive Officer

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officer that is based on or otherwise relates to the Dissolution. The voting results are set forth in the table immediately below:

For	Against	Abstained
37,339,315	8,947,847	183,112

Proposal 3 – Adjournment of the Special Meeting, if necessary or appropriate

In connection with the Special Meeting, the Company also solicited proxies with respect to any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution if there are insufficient votes to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution at the time of the Special Meeting. Because there were sufficient votes represented at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, the proposal to approve one or more adjournments of the Special Meeting was moot and was not presented for approval by the Company’s stockholders at the Special Meeting.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	April 6, 2023
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Executive Officer; Chief Financial Officer; Chief Accounting Officer; and General Counsel